Exhibit 16.1

March 30, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated March 30, 2009, of Gateway International Holdings, Inc. and agree with the statements referencing our Firm in such 8-K.

Very truly yours,

McKennon Wilson + Morgan LLP